Exhibit 32.2
Section 1350 Certification of Chief Financial Officer
          In connection with the Annual Report on Form 10-K of Synaptics Incorporated (the “Company”) for the year ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Russell J. Knittel, Senior Vice President, Chief Financial Officer, Chief Administrative Officer, Secretary, and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Russell J. Knittel
Russell J. Knittel
Chief Financial Officer August 27, 2008